                           FIDELITY BANCORP, INC.
                  ANNUAL MEETING OF STOCKHOLDERS
        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS -
                    FEBRUARY 12, 2003 10:00 A.M.


The undersigned hereby appoints Edward J. Burda and Patrick J. Flynn, each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of common stock of the company which the undersigned is entitled to vote at the annual meeting of stockholders, to be held on February 12, 2003, at 10:00 a.m., at the corporate offices of Fidelity Bancorp, Inc. at 5455 West Belmont Avenue, Chicago, Illinois, and at any and all adjournments or postponements of the meeting, as follows:

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR each of the proposals listed. If any other business is presented at the annual meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the board of directors knows of no other business to be presented at the annual meeting.


(Continued and to be voted on reverse side.)

                                   Mark this box with an X if you
                                   have made changes to your name
                                   or address details above.

ANNUAL MEETING PROXY CARD

A  Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees

                                              Withhold
                                              Authority
                                    For      To Vote For

01 - Thomas E. Bentel

02 - Raymond S. Stolarczyk


B  ISSUES

The Board of Directors recommends a vote FOR the following
proposals.
                                         For   Against   Abstain

2. The ratification of Crowe, Chizek
   and Company LLP, as independent
   auditors of the Company for the
   fiscal year ending September 30,
   2002; and

3. Such other matters as may properly
   come before the Annual Meeting
   or any adjournment or postponements
   thereof.

The undersigned acknowledges receipt from the company, prior to the execution of this proxy of Notice of Annual Meeting of Stockholders and of a Proxy Statement dated January 13, 2003 and of the Annual
Report on Form 10-K.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING
THE ENCLOSED ENVELOPE.

C. AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE
COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.
NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 - Please keep signature within the box
Signature 2 - Please keep signature within the box           Date